Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Valley Financial Corporation on Form S-4 (the “Registration Statement”), of our report dated February 27, 2015, relating to our audit of the consolidated financial statements of Valley Financial Corporation as of December 31, 2013 and 2014 and for each of the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis Decosimo, LLC

Richmond, Virginia
March 4, 2015